EXHIBIT 23.1


                         Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82224) pertaining to the National Medical Health Card Systems, Inc. 1999 Stock Option Plan of our report dated September 5, 2002, with respect to the consolidated financial statements and schedule of National Medical Health Card Systems, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2002.

                                                         /s/ Ernst & Young LLP

Melville, New York
September 30, 2002


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                                                                EXHIBIT 23.2


                       Independent Auditor's Consent



     We consent to the incorporation by reference in the Registration Statement of National Medical Health Card Systems, Inc. on Form S-8 (333-82224) of our report dated August 31, 2001, on the consolidated financial statements of National Medical Health Card Systems, Inc. and subsidiaries as of June 30, 2001 and for the year then ended appearing in the annual report on Form 10-K of National Medical Health Card systems, Inc. for the year ended June 30, 2002.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
September 30, 2002


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                                                               EXHIBIT 23.3


                       Independent Auditor's Consent



     We hereby consent to the incorporation by reference in the Registration Statement of National Medical Health Card Systems, Inc. on Form S-8 (File No. 333-82224) of our report dated September 19, 2000, relating to the consolidated financial statements and schedules of National Medical Health Card Systems, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2000.

BDO Seidman LLP

Melville, New York
September 30, 2002